Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the reference to our firm under the caption “Experts” and to the incorporation by reference of our report dated March 24, 2010 on our audits of the consolidated financial statements of ULURU Inc. as of and for the years ended December 31, 2009 and 2008, in this Registration Statement (Form S-8) and related Prospectus of ULURU Inc. for the registration of 3,000,000 shares of its common stock.

/s/ Lane Gorman Trubitt, L.L.P.

Lane Gorman Trubitt, L.L.P.
Dallas, Texas

July 16, 2010